Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-75762) of Bunge Global SA our report dated June 18, 2024, relating to the financial statements and supplemental schedules of Bunge Retirement Savings Plan which appears in this Form 11-K.

/s/ Armanino LLP

St. Louis, Missouri
June 18, 2024